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                              ARTHUR ANDERSEN LLP


                                                                    EXHIBIT 23.5



                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of Amendment No. 1 to Registration Statement No. 333-61713 of the J.H. Heafner Company, Inc.


                                             /s/ ARTHUR ANDERSEN LLP


Charlotte, North Carolina,
     October 2, 1998